UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 26, 2026 (June 24, 2026)

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35877	46-1347456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place,

Suite 200

Annapolis, Maryland 21401

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (410) 571-9860

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HASI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and 5.950% Green Senior Unsecured Notes due 2033

On June 24, 2026, HA Sustainable Infrastructure Capital, Inc., a Delaware corporation (the “Company”), issued $1,000,000,000 aggregate principal amount of 5.950% green senior unsecured notes due 2033 (the “Notes”) under an indenture, dated as of June 24, 2026 (the “Indenture”), by and among the Company, Hannon Armstrong Sustainable Infrastructure, L.P., a Delaware limited partnership (the “Operating Partnership”), Hannon Armstrong Capital, LLC, a Maryland limited liability company (“HAC”), HAT Holdings I LLC, a Maryland limited liability company (“HAT I”), HAT Holdings II LLC, a Maryland limited liability company (“HAT II”), HAC Holdings I LLC, a Delaware limited liability company (“HAC Holdings I”) and HAC Holdings II LLC, a Delaware limited liability company (“HAC Holdings II,” and collectively with the Operating Partnership, HAC, HAT I, HAT II and HAC Holdings I, the “Guarantors”), as guarantors, and U.S. Bank Trust Company, National Association, as trustee. The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers within the United States in accordance with Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. The Notes are subject to restrictions on transfer and may only be offered or sold in transactions exempt from or not subject to the registration requirements of the Securities Act and other applicable securities laws. The Company intends to register the Notes with the Securities and Exchange Commission (the “SEC”); see “Registration Rights” below for more information.

The Company intends to utilize the net proceeds of the offering to (i) temporarily repay a portion of the outstanding borrowings under the Company’s unsecured credit facility or (ii) temporarily repay a portion of the outstanding borrowings under the Company’s credit-enhanced commercial paper program or the Company’s standalone commercial paper program. The Company will use cash equal to the net proceeds from this offering to acquire, invest in or refinance, in whole or in part, new and/or existing eligible green projects. These eligible green projects may include projects with disbursements made during the 12 months preceding the issue date and projects with disbursements to be made within two years following the issue date. Prior to the full investment of an amount equal to such net proceeds, the Company intends to invest an amount equal to such net proceeds in interest-bearing accounts and short-term, interest-bearing securities.

The Notes bear interest at a rate of 5.950% per year, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2027. The Notes will mature on July 15, 2033, unless earlier repurchased or redeemed.

The following is a brief description of the terms of the Notes and the Indenture.

Change of Control

If a Change of Control Repurchase Event (as defined in the Indenture) occurs, the Company will be required (unless the Company has exercised its right to redeem all of the Notes by sending a notice of redemption) to offer to repurchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

Optional Redemption

Prior to May 15, 2033, the Company may redeem some or all of the Notes, at the Company’s option, at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium as of the applicable redemption date, together with accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption.

On or after May 15, 2033, the Company may redeem some or all of the Notes, at the Company’s option, at any time from time to time at a price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, to, but excluding the applicable date of redemption.

Guarantees

When the Notes are first issued they will be guaranteed solely by the Guarantors. None of the Company’s other current or future subsidiaries will be required to guarantee the Notes in the future.

Ranking

The Notes will be:

•	senior unsecured obligations of the Company;

•	pari passu in right of payment with all of the Company’s existing and future senior unsecured indebtedness and senior unsecured guarantees;

•	effectively subordinated in right of payment to all of the Company’s existing and future secured indebtedness and secured guarantees to the extent of the value of the assets securing such indebtedness and guarantees;

•	senior in right of payment to all of the Company’s existing and future subordinated indebtedness and subordinated guarantees; and

•	effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Company’s subsidiaries (other than any subsidiaries that are Guarantors of the Notes).

The guarantee from each Guarantor will be:

•	a senior unsecured obligation of such Guarantor;

•	pari passu in right of payment with all existing and future senior unsecured indebtedness and senior unsecured guarantees of such Guarantor;

•	effectively subordinated in right of payment to all existing and future secured indebtedness and secured guarantees of such Guarantor to the extent of the value of the assets securing such indebtedness and guarantees;

•	senior in right of payment to all existing and future subordinated indebtedness and subordinated guarantees of such guarantor, and

•	effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Guarantors’ subsidiaries (other than any subsidiaries that are Guarantors of the Notes).

The Guarantors’ guarantees of the Notes and all other obligations of such Guarantor under the Indenture will automatically terminate and such Guarantor will automatically be released from all of its obligations under such guarantee and the Indenture under certain circumstances set forth in the Indenture, including if such Guarantor ceases or substantially contemporaneously ceases to (i) guarantee any Corporate Indebtedness (as defined in the Indenture) (other than the Notes and Exchange Notes (as defined in the Indenture)) and (ii) have any outstanding Corporate Indebtedness issued by such Guarantor.

Covenants

The Indenture contains covenants that, subject to a number of exceptions and adjustments, among other things:

•	impose certain requirements in order for the Company to merge or consolidate with or transfer all or substantially all of our assets to another person; and

•	create liens on the voting stock of certain subsidiaries.

Events of Default

The Indenture also provides for Events of Default which, if any of them occurs, would permit or require the principal of and accrued and unpaid interest on all the outstanding Notes to become or to be declared due and payable.

The preceding description is qualified in its entirety by reference to the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights

In connection with the issuance and sale of the Notes, on June 24, 2026, the Company and the Guarantors also entered into a registration rights agreement (the “Registration Rights Agreement”) with the representatives of the initial purchasers of the Notes (the “Initial Purchasers”).

Pursuant to the Registration Rights Agreement, the Company has agreed, amongst other things, that it will file an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) (the “exchange offer registration statement”) with the SEC relating to an offer to exchange the Notes for new notes issued by the Company that are registered under the Securities Act and otherwise have terms substantially identical to those of the Notes, and to use its commercially reasonable efforts to cause such exchange offer registration statement to be declared effective by the SEC under the Securities Act. The Company has agreed to use its commercially reasonable efforts to consummate such exchange offer no later than 364 days after the issue date (the “Exchange Deadline”). If the Company is not able to effect the exchange offer or if the Initial Purchasers so request under certain circumstances specified in the Registration Rights Agreement, the Company shall file a shelf registration statement (the “shelf registration statement”) covering the resale of the Notes. The Company will use its commercially reasonable efforts to cause such shelf registration statement to be declared effective by the Exchange Deadline and use its commercially reasonable efforts to keep continuously effective the shelf registration statement for a period of one year after its effective date.

If the Company fails to satisfy its registration obligations by certain dates specified in the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes.

The preceding description is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of June 24, 2026 by and among HA Sustainable Infrastructure Capital, Inc., as issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (including the form of HA Sustainable Infrastructure Capital, Inc.’s 5.950% Green Senior Unsecured Note due 2033).
4.2	Registration Rights Agreement, dated as of June 24, 2026, by and among HA Sustainable Infrastructure Capital, Inc., the guarantors party thereto and the representatives of the Initial Purchasers party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.
	By:	/s/ Charles W. Melko
Dated: June 26, 2026		Charles W. Melko
Senior Managing Director, Chief Financial Officer and Treasurer